UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 28, 2018
(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2018, La-Z-Boy Incorporated (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 47,000,740 shares of common stock eligible to vote at the Annual Meeting, 43,320,323 shares were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the Annual Meeting.

Proposal 1: Election of Directors.  The following nominees were elected as directors.  The voting results were as follows:

	Shares Voted	Shares Voted	Broker
Nominee	For	Withheld	Non-Votes
Kurt L. Darrow	38,107,285	1,264,365	3,948,673
Sarah M. Gallagher	39,234,438	137,212	3,948,673
Edwin J. Holman	39,145,988	225,662	3,948,673
Janet E. Kerr	39,229,501	142,149	3,948,673
Michael T. Lawton	39,237,935	133,715	3,948,673
H. George Levy, M.D.	39,120,706	250,944	3,948,673
W. Alan McCollough	39,195,996	175,654	3,948,673
Lauren B. Peters	39,351,270	20,380	3,948,673
Dr. Nido R. Qubein	39,150,335	221,315	3,948,673

Proposal 2: Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019.  The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was ratified by the following vote:

For:	42,030,922
Against:	1,218,278
Abstain:	71,123
Broker Non-Votes:	—

Proposal 3: Approve, on an advisory basis, the compensation of the Company’s named executive officers.  An advisory resolution approving the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement, was approved as follows:

For:	37,642,234
Against:	1,662,424
Abstain:	66,992
Broker Non-Votes:	3,948,673

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 30, 2018

	BY:	/s/ Lindsay A. Barnes
Lindsay A. Barnes
Vice President, Corporate Controller and Chief Accounting Officer